UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant under Rule 14a-12 Stratus Properties Inc. (Name of registrant as specified in its charter) Not Applicable (Name(s) of person(s) filing proxy statement, if other than the registrant) Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid: ☐ Fee paid previously with preliminary materials. ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed:

April 30, 2021 Dear fellow Stratus shareholders: As you may know, in 2017, the Stratus Board of Directors conducted a comprehensive review of our strategy, recognizing that the fast-growing Austin market and several of our other markets presented a signifi cant opportunity for shareholder value creation. Since then, we have consistently delivered strong returns by developing and monetizing unique high-quality properties when we believe market conditions are optimal, and holding properties when our analysis shows that maximum returns can be achieved by building and holding to generate recurring income. Leveraging decades of experience in real estate investing and a deep understanding of Austin and other fast growing Texas markets, your management team and Board are delivering strong returns for all stakeholders, including the communities where we are engaged. CONSISTENTLY DELIVERING FOR OUR SHAREHOLDERS THE SAINT MARY A U S T I N , T X When we believe market conditions are optimal, we sell properties, such as The Saint Mary, which we sold in January 2021 for $60 million, a record per unit price of $250,000 in the Austin MSA for similar properties. THE SANTAL A U S T I N , T X In other cases when interest rates are favorable, we refi nance properties, reducing our interest expense while generating attractive recurring income. For example, we have completed two refi nancings on The Santal, a fully leased property that has created highly predictable revenue during a volatile period in the market. Vote on the WHITE proxy card “FOR” both of Stratus’ highly- qualifi ed director nominees and “FOR” the shareholder proposal

RECORD LEASING REVENUE


LANTANA PLACE

We generate significant recurring income from leasing our valuable properties. In 2020, we achieved record annual leasing revenue of $24.1 million, primarily due to strong performance at Kingwood Place HEB, The Santal and Lantana Place.

HOLDEN HILLS

AUSTIN, TX

We are committed to enhancing our communities and engaging in sustainable design and construction practices, such as in our recently announced Holden Hills project, which is designed to embrace beautiful Barton Creek in Austin and to elevate the health and wellness of residents.



W HOTEL AND AUSTIN CITY LIMITS LIVE

AUSTIN, TX



Our properties directly serve our communities by providing a place for people to live, work and play. For example, our prized Block 21 property features an entire city block of mixed-use development, including the luxury W Austin Hotel and the world-famous Austin City Limits (ACL) Live entertainment space – a gem of the Austin music scene.



MAGNOLIA PLACE HEB

MAGNOLIA, TX

Our team understands how to navigate the complex permitting process, such as with our successful Municipal Utility District (MUD) infrastructure project for Magnolia Place, which yields reimbursements for Stratus and supports community development.

KINGWOOD PLACE HEB

KINGWOOD, TX

We collaborate to build long-term value in our communities, exemplified by our work with regional grocery leader HEB, which anchors or shadow-anchors many of our projects, including Kingwood Place, where HEB opened in November 2019.


H-E-B

Our Board and management team bring extensive experience with real estate development, operations, financing, sales and leasing, and our successful strategy has yielded strong results for our shareholders. **Over the last 10 years, Stratus has outperformed peers and relevant benchmarks and compounded shareholders' investment at 10.4% per year.[1] There's no denying our success.**

However, offshore activist hedge fund Oasis Management Company Ltd. (Oasis), with its own selfish agenda, is attempting to change our strategy, which risks our continued success, by installing new directors. It appears Oasis seeks a fire sale of our assets without regard for market conditions. Don't allow a foreign hedge fund to replace directors whose knowledge, experience and relationships have been driving our outperformance.

NOW is your chance to protect your investment in Stratus and show your support for the Board, management team and employees who are dedicated to developing and monetizing valuable and unique properties. Please vote the enclosed WHITE proxy card today "FOR" both of Stratus' highly-qualified director nominees, James Leslie and Neville Rhone, Jr. and "FOR" the shareholder proposal to appoint Laurie Dotter to the Board.

Sincerely,

Beau Armstrong
Chairman, President and CEO

[1]Source: FactSet. Ten years through April 29, 2021.

STRATUS®

Your Vote Is Important, No Matter How Many or How Few Shares You Own.

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED
Shareholders Call Toll-Free: (877) 456-3442
Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to sign any proxy card sent to you by Oasis.
If you have already done so, you have every legal right to change your vote by using the enclosed **WHITE** proxy card to vote **TODAY** — by telephone, by Internet, or by signing, dating and returning the **WHITE** proxy card in the postage-paid envelope provided.

About Stratus Properties Inc.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, and sale of commercial, and multi-family and single-family residential real estate properties, real estate leasing, and the operation of hotel and entertainment businesses located in the Austin, Texas area and other select, fast-growing markets in Texas.

Forward-Looking Statements

This letter contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact. The words "anticipates," "may," "can," "could," "plans," "believes," "potential," "possible," "estimates," "expects," "projects," "targets," "intends," "likely," "will," "should," "to be" and any similar expressions are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus' actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus' ability to continue to effectively develop and execute its strategy, the results of Stratus' Board's evaluation of a potential conversion of Stratus to a REIT, the uncertain and ongoing impact of the COVID-19 pandemic, and other factors described in more detail under the heading "Risk Factors" in Stratus' Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (SEC).

Investors are cautioned that many of the assumptions upon which Stratus' forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.

Important Information

Stratus has filed with the SEC a definitive proxy statement and associated **WHITE** proxy card in connection with the solicitation of proxies for the Company's 2021 Annual Meeting. Details concerning the nominees of the Company's Board of Directors for election at the 2021 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY'S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, AND ASSOCIATED **WHITE** PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders are able to obtain a copy of the definitive proxy statement and other relevant documents filed by the Company free of charge from the SEC's website, www.sec.gov. The Company's shareholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Stratus Properties Inc. at 212 Lavaca Street, Suite 300, Austin, TX 78701, or by calling the Company's proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3442.

STRATUS®